Exhibit (e)(iv)

FIRST AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

This first amendment (“Amendment”) to the Distribution Services Agreement (the “Agreement”) dated as of March 3, 2020 by and between Polar Capital LLP (the “Adviser”) and Foreside Financial Services, LLC (“Foreside”) is entered into as of July 2, 2020 (the “Effective Date”).

WHEREAS, Adviser and Foreside (“Parties”) desire to amend the first WHEREAS provision to clarify that this Agreement applies, at this time, only to the Polar Capital Emerging Market Stars Fund; and

WHEREAS, Section 8(e) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	The first WHEREAS clause of the Agreement is hereby deleted and replaced in its entirety by the following:

WHEREAS, the Distributor and Datum One Series Trust (the “Trust”) have entered into a distribution agreement dated as of March 3, 2020 (the “Distribution Agreement”) whereby the Distributor acts as the principal underwriter of the series of the Trust listed in Exhibit A to the Distribution Agreement; and

WHEREAS, Polar Capital LLP serves as the investment manager for certain series of the Trust listed in Exhibit A to the Distribution Agreement, including Polar Capital Emerging Market Stars Fund (the “Funds”); and

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

POLAR CAPITAL LLP		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ John Mansell	By:	/s/ Mark Fairbanks
	John Mansell, Executive Director		Mark Fairbanks, Vice President